RESIDENTIAL SOLAR PORTFOLIO OF NEW JERSEY RESOURCES CORPORATION

ABBREVIATED FINANCIAL STATEMENTS

AS OF AND FOR THE FISCAL YEARS ENDED SEPTEMBER 30, 2024 AND 2023

INDEX

Glossary of Key Terms	1

Independent Auditor’s Report	2

Statements of Assets Acquired and Liabilities Assumed as of September 30, 2024 and 2023	4

Statements of Revenues and Direct Expenses for the Fiscal Years Ended September 30, 2024 and 2023	5

Notes to the Abbreviated Financial Statements	6

i

Residential Solar Portfolio of New Jersey Resources Corporation

GLOSSARY OF KEY TERMS

ARO	Asset Retirement Obligations
BPU	New Jersey Board of Public Utilities
The Portfolio	Residential Solar Asset Portfolio
GAAP	Generally Accepted Accounting Principles in the United States
MW	Megawatt
MWh	Megawatt Hour
NJR	New Jersey Resources Corporation
O&M	Operations and maintenance expense
REC	Renewable Energy Certificate
Spruce	Spruce Power Holdings Corporation
SREC	Solar Renewable Energy Certificate
TREC	Transition Renewable Energy Certificate
U.S.	The United States of America

2

INDEPENDENT AUDITOR'S REPORT

To the Board of Directors of Spruce Power Holding Corporation

Opinion

We have audited the abbreviated financial statements of the Residential Solar Portfolio of New Jersey Resources Corporation (the “Portfolio”), which comprise the Statements of Assets Acquired and Liabilities Assumed as of September 30, 2024 and 2023, and the related Statements of Revenues and Direct Expenses for the years then ended, and the related notes to the abbreviated financial statements (collectively referred to as the "financial statements").

In our opinion, the accompanying financial statements present fairly, in all material respects, the assets acquired and liabilities assumed of the Portfolio as of September 30, 2024 and 2023, and its revenues and direct expenses for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Portfolio and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Basis of Accounting

As discussed in Note 1 to the financial statements, the financial statements have been prepared for the purposes of complying with the rules and regulations of the U.S. Securities and Exchange Commission and are not intended to be a complete presentation of the Portfolio’s assets, liabilities, revenues and expenses. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Portfolio’s ability to continue as a going concern for one year after the date that the financial statements are issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

•Exercise professional judgment and maintain professional skepticism throughout the audit.
•Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
•Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Portfolio’s internal control. Accordingly, no such opinion is expressed.
•Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.
•Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Portfolio’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ Deloitte & Touche LLP

Morristown, New Jersey
February 10, 2025

Residential Solar Portfolio of New Jersey Resources Corporation
STATEMENTS OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

(Thousands)
September 30,	2024	2023

ASSETS ACQUIRED
Property, plant and equipment, net	$ 70,441	$ 79,995
Total assets acquired	$ 70,441	$ 79,995

LIABILITIES ASSUMED
Asset retirement obligations	1,027	955
Total liabilities assumed	$ 1,027	$ 955
Commitments and contingent liabilities (Note 2)
ASSETS ACQUIRED AND LIABILITIES ASSUMED, NET	$ 69,414	$ 79,040

See Notes to Abbreviated Financial Statements

Residential Solar Portfolio of New Jersey Resources Corporation

STATEMENTS OF REVENUES AND DIRECT EXPENSES

(Thousands)
Fiscal Years Ended September 30,	2024	2023

REVENUES	$ 31,924	$ 30,296

DIRECT EXPENSES
Operation and maintenance	4,981	3,848
Compensation and benefits	1,115	1,088
Depreciation	6,860	6,896
Total direct expenses	12,956	11,832

REVENUES LESS DIRECT EXPENSES	$ 18,968	$ 18,464

See Notes to Abbreviated Financial Statements

Residential Solar Portfolio of New Jersey Resources Corporation

NOTES TO THE ABBREVIATED FINANCIAL STATEMENTS

1.DESCRIPTION OF THE PORTFOLIO AND THE RELATED TRANSACTION

The Residential Solar Asset Portfolio consists primarily of operating residential solar systems and related host customer contracts and provides qualifying homeowners the opportunity to have a net-metered solar system installed at their home without significant upfront investment or ongoing maintenance costs. The systems are owned, operated and maintained independently over the life of the host customer contract with the homeowner, and the homeowner receives distributed energy in exchange for monthly payments over a specified term.

On November 22, 2024, Spruce completed the acquisition of the Portfolio from NJR Clean Energy Ventures II Corporation, a subsidiary of NJR, for $132.5 million. The Portfolio consists of approximately 9,800 residential solar systems and related host customer contracts with homeowners located in New Jersey.

In connection with the sale, NJR Clean Energy Ventures II Corporation entered into an agreement with Spruce to leaseback certain residential solar energy systems that have not yet passed the fifth anniversary of their placed-in-service dates. The assets are subject to leaseback until the fifth anniversary of the applicable placed-in-service date of the project.

Also, in connection with the sale, Spruce entered into an arrangement with a subsidiary of NJR for the sale of SRECs generated by residential solar projects acquired for the period from October 1, 2024 through May 31, 2026.

The agreement also includes the economic activity associated with accounts receivable, accounts payable and RECs to the extent they are generated and arise from transactions related to the period subsequent to September 30, 2024.

Subsequent to November 22, 2024, Spruce may acquire approximately 200 additional residential solar assets in process of being developed, subject to those projects having achieved operational milestones. On January 29, 2025, 41 of these assets were acquired by Spruce.

Basis of Presentation

The accompanying abbreviated financial statements present the Statements of Assets Acquired and Liabilities Assumed and Statements of Revenues and Direct Expenses for the Portfolio in conformity with GAAP. The Statements of Assets Acquired and Liabilities Assumed and Statements of Revenues and Direct Expenses are prepared for the sole purpose of complying with the rules and regulations of Rule 3-05 of Regulation S-X of the U.S. Securities and Exchange Commission and are not intended to be a complete presentation of the Portfolio’s assets, liabilities, revenues and expenses.

Residential Solar Portfolio of New Jersey Resources Corporation

NOTES TO THE ABBREVIATED FINANCIAL STATEMENTS (Continued)
The Statements of Assets Acquired and Liabilities Assumed and the Statements of Revenues and Direct Expenses are derived from the accounting records of NJR in accordance with the Asset Purchase Agreement dated November 22, 2024, and consist primarily of the balances and activity related to residential solar systems installed at customer locations and their related AROs.

Historically, the Statements of Revenues and Direct Expenses have not been prepared and do not purport to reflect all of the costs and expenses that would have been associated with the Portfolio had the Portfolio been operated as a stand-alone, separate entity. The Statements of Revenues and Direct Expenses exclude the cost of general corporate activities, corporate-level overhead, interest expense, and income taxes as these costs are not directly associated with the revenue-generating activities of the Portfolio.

The Statements of Revenues and Direct Expenses include the revenues of the Portfolio and the expenses directly attributable to the generation of those revenues. O&M consists primarily of maintenance costs related to residential solar systems, information technology costs, and compensation costs for employees directly involved in the administration and operation of the Portfolio. Depreciation expense is recognized for the residential solar assets used in production of distributed energy. The employees related to the compensation and benefit expense included in the Statements of Revenue and Direct Expenses did not transfer to Spruce as part of the transaction.

Statements of Cash Flows are not presented as such data was not maintained by NJR for the Portfolio as it did not operate as a stand-alone business, division, or subsidiary.

2.SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of the abbreviated financial statements in conformity with GAAP requires management to make certain estimates and assumptions that affect the reported amounts in the accompanying abbreviated financial statements and in the related disclosures. These estimates are based on information available as of the date of the abbreviated financial statements. While management makes its best judgment, actual amounts or results could differ from those estimates.

Commitments and Contingencies

The Portfolio has legal, regulatory and environmental proceedings during the normal course of business that can result in loss contingencies. When evaluating the potential for a loss, the Portfolio may establish a reserve if a loss is probable and can be reasonably estimated, in which

Residential Solar Portfolio of New Jersey Resources Corporation

NOTES TO THE ABBREVIATED FINANCIAL STATEMENTS (Continued)
case it is the Portfolio’s policy to accrue the full amount of such estimates. Where the information is sufficient only to establish a range of probable liability, and no point within the range is more likely than any other, it is the Portfolio’s policy to accrue the lower end of the range. In the normal course of business, estimated amounts are subsequently adjusted to actual results that may differ from estimates.

Revenues

The Portfolio has contracts with residential homeowners throughout the state of New Jersey by which the Portfolio installs and operates solar generation systems at the premises of a residential host customer. The host customer pays the Portfolio a fee for the access to solar-generated electricity output over time. Revenues from these contracts are recognized when invoiced as per the contract.

The Portfolio also recognizes revenue through the generation and/or delivery of RECs.

Certain residential solar systems are registered and certified with the BPU Office of Clean Energy to produce SRECs. One SREC is created for every MWh of electricity produced by a solar generation asset. Expected production of SRECs are hedged through a related party using forward and futures contracts. All contracts require the Portfolio to physically deliver SRECs through the transfer of certificates as per contractual settlement schedules. Upon settlement of the contract, the related revenue is recognized when the SREC is transferred to the counterparty, including electric load-serving entities that serve electric customers in New Jersey and are required to comply with the solar carve-out of the Renewable Business Standard, a regulation that requires the increased production of energy from renewable energy sources. The SREC program officially closed to new qualified solar projects in April 2020.

In December 2019, the BPU established the TREC as the interim program successor to the SREC program. TRECs provide a fixed compensation base multiplied by an assigned project factor in order to determine their value. The project factor is determined by the type and location of the project, as defined by the BPU.

In July 2021, the BPU approved the first portion of the solar successor program for net-metered projects under 5 MWs. The program opened to new applications in August 2021. Incentives are structured as a 15-year fixed incentive ranging from $85 to $130/MWh depending on market segment, project type, location and size. RECs generated through the production of electricity under this program are known as SREC IIs.

TRECs and SREC IIs generated are required to be purchased monthly by a REC program administrator as appointed by the BPU. Revenue for TRECs and SREC IIs are recognized upon generation and are transferred monthly based upon metered solar electricity activity.

Residential Solar Portfolio of New Jersey Resources Corporation

NOTES TO THE ABBREVIATED FINANCIAL STATEMENTS (Continued)

Property, Plant and Equipment, net

Property, plant and equipment, net consists of residential solar systems and is stated at original cost. Costs include direct labor, materials and third-party construction contractor costs. Investment tax credits for eligible projects are accounted for under the deferral method and are reflected as a reduction in the cost basis of the related asset when placed in service.

Depreciation is computed on a straight-line basis over the useful life of the assets. The Portfolio recorded $6.9M in depreciation expense during both fiscal 2024 and 2023.

Property, plant and equipment was comprised of the following as of September 30:

(Thousands)
Property Classifications	Estimated Useful Lives	2024	2023
Solar property	20 to 25 years	$ 131,416	$ 133,707
Construction work in progress		—	1,021
Total property, plant and equipment		131,416	134,728
Accumulated depreciation		(60,975)	(54,733)
Property, plant and equipment, net		$ 70,441	$ 79,995

Long-lived Assets

The Portfolio reviews the recoverability of long-lived assets whenever events or changes in circumstances indicate that the carrying value may not be recoverable, such as significant adverse changes in regulation, business climate or market conditions. If there are changes indicating that the carrying value of such assets may not be recoverable, an undiscounted cash flows test is performed. If the sum of the expected future undiscounted cash flows is less than the carrying amount of the asset, an impairment loss is recognized by reducing the recorded value of the asset to its fair value.

Factors that the Portfolio analyzes in determining whether an impairment in its long-lived assets exists include: a significant decrease in the market price of a long-lived asset; a significant adverse change in the extent in which a long-lived asset is being used in its physical condition; legal proceedings or other contributing factors; significant business climate changes; accumulations of costs in significant excess of the amounts expected; a current-period operating or cash flow loss combined with a history of such events; and current expectations that more likely than not, a long-lived asset will be sold or otherwise disposed of significantly before the end of its estimated useful life. During fiscal 2024 and 2023, there were no events or circumstances that indicated that the carrying value of long-lived assets was not recoverable.

Residential Solar Portfolio of New Jersey Resources Corporation

NOTES TO THE ABBREVIATED FINANCIAL STATEMENTS (Continued)

Asset Retirement Obligations

The Portfolio recognizes AROs associated with residential solar assets when there are decommissioning provisions in lease agreements that require removal of the asset at the end of the lease term.

AROs are initially recognized when the legal obligation to retire an asset has been incurred and a reasonable estimate of fair value can be made. The discounted fair value is recognized as an ARO liability with a corresponding amount capitalized as part of the carrying cost of the underlying asset. The obligation is subsequently accreted to the future value of the expected retirement cost, and the corresponding asset retirement cost is depreciated over the life of the related asset. Accretion expense is recognized as a component of O&M on the Statements of Revenues and Direct Expenses.

Estimating future removal costs requires management to make significant judgments because most of the removal obligations span long time frames and removal may be conditioned upon future events. Asset removal technologies are also constantly changing, which makes it difficult to estimate removal costs. Accordingly, inherent in the estimate of AROs are various assumptions including the ultimate settlement date, expected cash outflows, inflation rates, credit-adjusted risk-free rates and consideration of potential outcomes where settlement of the AROs can be conditioned upon events. In the latter case, the Portfolio develops possible retirement scenarios and assigns probabilities based on management’s reasonable judgment, experience to date and knowledge of industry practice. Accordingly, AROs are subject to change.

The following is an analysis of the change in the Portfolio’s ARO for the fiscal years ended September 30:

(Thousands)	Balance at October 1,	Accretion	Additions	Balance at period end
2024	$ 955	55	17	$ 1,027
2023	$ 897	47	11	$ 955

Accretion for the next five years will be approximately $59,000 per year totaling $295,000.

3.REVENUE

Revenue is recognized when a performance obligation is satisfied by transferring control of a product or service to a customer and collectability of consideration is probable. Collectability of revenues is based primarily on the creditworthiness of the customer as determined by credit

Residential Solar Portfolio of New Jersey Resources Corporation

NOTES TO THE ABBREVIATED FINANCIAL STATEMENTS (Continued)
checks and analysis, as well as the customer's payment history and their intention to pay the consideration. Revenue is measured based on consideration specified in a contract with a customer using the output method of progress. For revenue generated from its host customer contracts, the Portfolio elected to apply the invoice practical expedient for recognizing revenue, whereby the amounts invoiced to customers represent the value to the customer and the completion of the performance obligation as of the invoice date. Therefore, the Portfolio does not disclose related unsatisfied performance obligations.

Expected production of SRECs are hedged through a related party using forward and futures contracts. All contracts require the Portfolio to physically deliver SRECs through the transfer of certificates as per contractual settlement schedules. Upon settlement of the contract, the related revenue is recognized when the SREC is transferred to the counterparty.

Below is a listing of performance obligations that arise from contracts with customers, along with details on the satisfaction of each performance obligation, the significant payment terms and the nature of the goods and services being transferred:

Performance Obligation	Description
Revenue Recognized Over Time:
Host customer contracts
The Portfolio provides access to residential rooftop and ground-mount solar equipment to customers who then pay the Portfolio a monthly fee. The performance obligation is to provide electricity to the customer based on generation from the underlying residential solar asset and is satisfied upon transfer of electricity generated.

Revenue is derived from the contract terms and recognized as invoiced, with the payment due each month for the previous month's services.

Renewable energy certificates
Certain projects generate TRECs and SREC IIs under certain established programs. A TREC or SREC II is created for every MWh of electricity produced by a solar generation asset. The performance obligation of the Portfolio is to generate electricity. TRECs and SREC IIs are purchased monthly by a REC Administrator as appointed by the BPU.

Revenue is recognized upon generation.

Residential Solar Portfolio of New Jersey Resources Corporation

NOTES TO THE ABBREVIATED FINANCIAL STATEMENTS (Continued)
Disaggregated revenues from contracts with customers by product line during the fiscal years ended September 30, are as follows:

(Thousands)	2024	2023
Host customer contracts	$ 11,535	$ 11,052
Renewable energy certificates	1,981	1,304
Revenues from contracts with customers	13,516	12,356
SRECs	18,408	17,940
Revenues out of scope	18,408	17,940
Total revenues	$ 31,924	$ 30,296

4.SUBSEQUENT EVENTS

The Portfolio evaluated subsequent events and transactions that occurred after the balance sheet date through February 10, 2025, the date the abbreviated financial statements were available to be issued that require consideration as adjustments to or disclosures in the aforementioned abbreviated financial statements.

On November 22, 2024, Spruce Power 5, LLC, a wholly owned subsidiary of Spruce, entered into a non-recourse credit agreement with Banco Santander, S.A., New York, which provided for a 3-year term loan facility in an aggregate principal amount of approximately $109.8 million. Spruce’s obligations under the above-mentioned credit facility are secured by assets Spruce purchased from NJR.